EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PowerCerv Corporation

We have issued our report dated January 23, 2002, accompanying the consolidated financial statements included in the Annual Report of PowerCerv Corporation on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of PowerCerv Corporation on Forms S-8 (File No. 333-3960, File No. 333-50621, and File No. 333-90825).

/s/ Grant Thornton, LLP
Tampa, Florida
April 11, 2002

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